CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan/Stock Issuance Plan and the Employee Stock Purchase Plan of Vista Medical Technologies, Inc. of our report dated February 5, 2002, with respect to the consolidated financial statements and schedule of Vista Medical Technologies, Inc. included in its Annual report

(Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 27, 2002